Exhibit 21.1
Garrett Motion Inc. (a Delaware corporation)
Subsidiaries

Country	Entity	State
United States	Garrett ASASCO Inc.	DE
United States	Garrett Transportation I Inc.	DE
United States	BRH LLC	DE
United States	Friction Materials LLC	DE
United States	Garrett Motion Holdings Inc.	DE
United States	Garrett Motion LLC	DE
United States	Garrett Motion Inc.	DE
United Kingdom	Garrett Motion UK A Limited (in liquidation)
United Kingdom	COM DEV Investments Limited (in liquidation)
United Kingdom	Garrett Motion UK B Limited (in liquidation)
United Kingdom	Garrett Motion UK C Limited (in liquidation)
United Kingdom	Garrett Motion UK D Limited (in liquidation)
United Kingdom	Garrett Motion UK Limited
United Kingdom	Garrett Transportation Systems Ltd [UK] (in liquidation)
United Kingdom	Garrett Transportation Systems UK II Ltd (in liquidation)
United Kingdom	Garrett TS Ltd
United Kingdom	Garrett Turbo Ltd (in liquidation)
Thailand	FMP Distribution Ltd
Thailand	FMP Group (Thailand) Limited
Thailand	Garrett Motion (Thailand) Co., Ltd.
Thailand	Garrett Transportation Systems Ltd. [Thailand]
Switzerland	Garrett Motion Sarl
Switzerland	Garret Motion Switzerland Holdings Sàrl
Slovakia	Garrett Motion Slovakia s.r.o
Russian Federation	OOO Garrett Transportation Systems
Romania	Garrett Motion Romania S.r.l.
Romania	Garrett Motion International Services, S.r.l.
Mexico	Garrett Motion Automotive Research Mexico S. de R.L. de C.V
Mexico	Garrett Motion Mexico S.A. de C.V
Malaysia	FMP Automotive (Malaysia) SDN BHD
Luxembourg	Garrett LX I Sarl
Luxembourg	Garrett LX III Sarl
Republic of Korea	Garrett Motion Korea Ltd.
Japan	Garrett Motion Japan Inc
Italy	Garrett Motion Italia S.r.l.
Ireland	Garrett Motion Ireland A Limited
Ireland	Garrett Motion Ireland Limited
India	Garrett Motion Engineering Solutions Private Limited
India	Garrett Motion Technologies (India) Private Limited
Germany	Garrett Motion Germany GmbH
France	Garrett Motion France S.A.S.
France	Garrett Finances SNC
France	Garrett Motion France A S.A.S.

France	Garrett Motion France B S.A.S
France	Garrett Motion France C S.A.
Czech Republic	Garrett Motion Czech Republic s.r.o.
China	Garrett Motion Technology (Shanghai) Co.,Ltd
China	Garrett Motion Technology (Wuhan) Co.,Ltd
China	Garrett (China) Investment Co., Ltd.
Brazil	Garrett Motion Industria Automotiva Brasil Ltda
Australia	FMP Group (Australia) Pty Ltd
Australia	FMP Group Pty Limited
Australia	Garrett Motion Australia Pty Limited
Argentina	Turbodina S.A.I.y.C.